                          ARTICLES OF INCORPORATION OF

                           American Radio Empire, Inc.

THE UNDERSIGNED PERSON, acting as Incorporator of a corporation under the provisions of the Nevada General Corporation Law, adopts the following Articles of Incorporation:

        FIRST. The name of the corporation is:
                           American Radio Empire, Inc.

        SECOND. The street address of the corporation's resident agent and the principal or statutory address of this corporation in the State of Nevada shall be:

                         CORPORATE SERVICE CENTER, INC.
                           1475 Terminal Way, Suite E
                          Reno, Washoe County, NV 89502

        This corporation may maintain an office, or offices, in such other place or places within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the bylaws of said corporation, and that this corporation may conduct all corporation business of every kind and nature, including the holding of all meetings of directors and stockholders, outside the State of Nevada as well as within the State of Nevada.

        THIRD. The corporation shall have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be organized under the Law and not limited by the Statutes of Nevada, or any other state in which it conducts its business.

        FOURTH. That the total number of voting common stock authorized that may be issued by the corporation is TWENTY FIVE THOUSAND (25,000) shares of stock with
NO par value, and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

        FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, providing that the number of directors shall not be reduced to less than one (1). The name and post office address of the first Board of Directors, which shall be one (1)
in number, shall be listed as follows:

                                TREVOR C. ROWLEY
                           1475 Terminal Way, Suite E
                                 Reno, NV 89502.

        SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

        SEVENTH. The name and post office address of the Incorporator signing the
Articles of Incorporation is as follows:

                                TREVOR C. ROWLEY
                           1475 Terminal Way, Suite E
                                 Reno, NV 89502.

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        EIGHTH. The corporation is to have perpetual existence.

        NINTH. Any corporate officer, director, or shareholder of this corporation shall not, in the absence of fraud, be prohibited from dealing with this corporation either as vendor, purchaser or otherwise. A pecuniary interest in any transaction by any such director, shareholder or officer shall not disqualify him in any way from acting in his corporate capacity. No director nor officer, nor any firm, association, or corporation of which he shall be a member, or in which he may be pecuniarily interested in any manner be disqualified from dealing with the corporation as a result of the association.
No director nor officer, nor any firm, association, or corporation with which he is connected as aforesaid shall be liable to account to this corporation or its shareholders for any profit realized by him from or though any such transaction or contract, it being the express purpose and intent of the Article to permit this corporation to buy from, sell to, or otherwise deal with the partnerships, firms, or corporations of directors and officers of the corporation, or any one or more of them who may have pecuniary interest, and the contracts of this corporation, in the absence of fraud, shall not be void or voidable or affecting in any manner by reason of such position. Furthermore, directors of this corporation may be counted for a quorum of the Board of Directors of this corporation at a meeting even though they may be pecuniarily interested in matters considered at a meeting; any action taken at such a meeting with reference to such matters by a majority of the disinterested directors shall not be void or voidable by this corporation in the absence of fraud.

        TENTH. No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer or for any act & omission of any such director or officer, however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised
Statutes. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

        ELEVENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

1, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of
Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this Thursday, December 03, 1998.

/s/ Trevor C. Rowley
TREVOR C. ROWLEY
Incorporator

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SECRETARY OF STATE State of Nevada Capitol Complex Carson City, NV 89710

           CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT

1. CORPORATE SERVICE CENTER, INC. hereby accepts the appointment as Resident
Agent of American Radio Empire, Inc.

2. The Resident Agent, CORPORATE SERVICE CENTER, INC., certifies that it is a domestic corporation whose business office is identical with the registered office.

3. CORPORATE SERVICE CENTER, INC. certifies that it knows and understands the duties of a Resident Agent as set forth in the General Corporation Law of
Nevada.

DATED this Thursday, December 03, 1998.

                                           CORPORATE SERVICE CENTER, INC.

                                           By:/s/Trevor C. Rowley

                                           TREVOR C. ROWLEY
                                           Vice President